                                                                    EXHIBIT 99.1

For immediate release

Contacts:
Jane Ostrander                                Leslie Cleveland Hague
Media Relations                               Investor Relations
847 482 5607                                  847 482-5042
jane.ostrander@tenneco-automotive.com         lchague@tenneco-automotive.com
-------------------------------------         ------------------------------


             TENNECO AUTOMOTIVE REPORTS 2001 FIRST QUARTER EARNINGS

- COMPANY REPORTS NET LOSS OF $16 MILLION, OR 44 CENTS PER DILUTED SHARE, BEFORE RESTRUCTURING AND OTHER UNUSUAL CHARGES;
-  REVENUE DECLINES TWO PERCENT YEAR-OVER-YEAR TO $864 MILLION;
- WORKING CAPITAL, AS A PERCENT OF SALES, IMPROVES FROM 16.7% TO 13.7% ($100 MILLION IMPROVEMENT);
- SGA&E, AS A PERCENT OF SALES, DECREASES FROM 13.8% TO 11.9% ($18 MILLION IMPROVEMENT).

LAKE FOREST, ILLINOIS, APRIL 24, 2001 - Tenneco Automotive (NYSE: TEN) reported a net loss of $31 million, or 84 cents per diluted share, for the first quarter of 2001. These results include pre-tax restructuring charges of $12 million (23 cents per share), pre-tax environmental charges of $6 million (12 cents per share), and pre-tax charges associated with the company's re-negotiation of its senior debt agreements of $2 million (5 cents per share).

The company reported a net loss of $16 million, or 44 cents per diluted share, for the first quarter of 2001, before restructuring charges and other unusual charges, compared to net income of $1 million, or 3 cents per diluted share, for the first quarter of 2000.

                                     -more-

The company's revenue and profitability continue to be impacted by downturns in North American light vehicle and heavy-duty truck production as well as the depressed global aftermarket, despite strong performances during the quarter by its European original equipment and rest of world operations. Revenue for the quarter was $864 million versus $878 million in the first quarter of 2000. EBITDA for the quarter, excluding restructuring and other charges, was $63 million compared with $86 million the previous year, a 27 percent decline.

The company reported that cash flow from operations during the quarter, while negative, did not decline as much as the decline in EBITDA. At quarter end, working capital, before factored receivables, improved by $100 million compared to the first quarter 2000, as the company enhanced its receivables performance by three days and shrunk inventory levels by six days. A $9 million decrease in capital spending and lower taxes also contributed to this cash flow improvement. Additionally, the company reduced its SGA&E expense by $18 million year-over-year, as a result of previously announced restructuring initiatives.

 "We continue to focus on the key areas that we can control - manufacturing costs, SGA&E, discretionary spending, and working capital - in order to meet the immediate challenges caused by the difficult industry conditions," said Mark P. Frissora, chairman and CEO, Tenneco Automotive.


                                     -more-

The company reported the following geographical results before restructuring and other unusual charges:

NORTH AMERICA
North American original equipment revenue declined 15 percent during the quarter to $324 million versus $382 million in the first quarter of 2000. North American aftermarket revenue decreased 13 percent to $111 million from $128 million in the previous year.

North American EBIT declined to $6 million versus $34 million in the first quarter of 2000. EBIT was primarily impacted by lower revenues, including a significant downturn in the high margin heavy-duty elastomer business. Operating inefficiencies and aftermarket bad debt expense also contributed to the decline.

EUROPE
Driven by increased original equipment exhaust volumes, European original equipment revenue increased 36 percent to $275 million compared to $202 million in the previous year. European aftermarket revenue declined 20 percent to $74 million versus $92 million in first quarter of 2000.

European EBIT increased 33 percent to $16 million for the quarter. This increase was driven primarily by operational improvements in the European exhaust business.

REST OF WORLD
The company's Australian operations reported an 10 percent revenue decline from $29 million to $26 million; however, revenue would have increased 5 percent if currency exchange rates had been the same in the first quarter of 2000 as in the first quarter of 2001.

The launch of new original equipment programs in South America fueled a 9 percent increase in revenue to $36 million, from $33 million in 2000.

Revenue from Asian operations grew 64 percent to $18 million from $11 million in the first quarter of 2000, driven by production from the company's new facility in Shanghai and aftermarket volumes.

Combined EBIT for South America, Australia, and Asia was $4 million compared to $2 million in the previous year, primarily the result of volume increases.



                                     -more-

"We are by no means satisfied with our results," Frissora said. "However, we are encouraged by progress we've made in reducing our overhead costs and spending, and our entire organization is determined to make additional improvement in these areas in the second quarter and throughout 2001. "

The attached exhibits provide additional information on Tenneco Automotive's first quarter 2001 operating results.

The company will host a conference call on April 24, 2001 at 10:30 a.m. EDT. The dial-in number is 877 915-2770 domestic or 1-312 470-0017 international. Passcode is Tenneco Auto. A recording of this call will be available from 1:00 p.m. EDT on April 24 through May 1. To access this recording, dial 800-568-4850 domestic or 402-220-2274 international, and enter passcode 8400. The call will also be available on the Tenneco Automotive web site at www.tenneco-automotive.com.

Tenneco Automotive is a $3.5 billion manufacturing company headquartered in Lake Forest, Ill., with 23,000 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker (R) global brand names. Among its products are Sensa-Trac(R) and Reflex(TM) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(TM) mufflers and DynoMax(TM) performance exhaust products, and Monroe(R) Clevite(TM) vibration control components.


                                       ##

             TENNECO AUTOMOTIVE INC. CONSOLIDATED EARNINGS RESULTS
                                   Unaudited
                          THREE MONTHS ENDED MARCH 31,

                                                               2001                  2000
                                                              -------               ------
Net sales and operating revenues:                             $   864               $  878 (d)
                                                              =======               ======
Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)          706 (a)(b)           672
   Engineering, Research and Development                           13                   15
   Selling, General and Administrative                            101 (a)(c)           106 (d)
   Depreciation and Amortization                                   37                   39
                                                              -------               ------
          Total Costs and Expenses                                857                  832
                                                              =======               ======

Other Income (Expense)                                             (1)                   1
                                                              =======               ======
Operating Income (Loss)
   North America                                                   (3)(a)(b)(c)         34
   Europe                                                           8 (a)(b)(c)         12
   Rest of World                                                    1 (a)(b)             1
                                                              -------               ------
                                                                    6                   47
Less:
   Interest expense (net of interest capitalized)                  47                   45
   Income tax expense (benefit)                                   (10)                  (1)
   Minority interest                                                -                    2
                                                              -------               ------
Net income (loss)                                             $   (31)              $    1
                                                              =======               ======

Average common shares outstanding:
   Basic                                                         36.6                 33.7
                                                              =======               ======
   Diluted                                                       36.8                 33.9
                                                              =======               ======
Earnings (loss) per share of common stock:
   Basic-                                                     $ (0.84)              $ 0.03
                                                              =======               ======
   Diluted-                                                   $ (0.84)              $ 0.03
                                                              =======               ======

(a) Includes restructuring and other charges of $12 million pre-tax, $9 million after-tax or $0.23 per share. Of the charge, $10 million is recorded in SG&A and the remaining $2 million is in cost of sales. Geographically, $8 million is recorded in North America, $2 million in Europe and $2 million in Rest of World.

(b) Includes environmental charges of $6 million pre-tax, $5 million after-tax or $0.12 per share. The entire charge is recorded in cost of sales. Geographically, $5 million is recorded in Europe and $1 million is in North America.

(c) Includes costs associated with the renegotiation of senior debt of $2 million pre-tax, $2 million after-tax or $0.05 per share. The entire charge is recorded in SG&A. Geographically, $1 million is recorded in both North America and Europe.

(d) Pursuant to EITF Issue No. 00-14, Accounting for Certain Sales Incentives, some incentives that were previously recorded in SG&A are now classified as a reduction in revenues. Results for 2000 were reclassified accordingly, with net sales and SG&A each reduced by $4 million with no impact on income.

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET
                                   (Unaudited)
                                   (Millions)

                                                  MARCH 31, 2001   DECEMBER 2000
                                                      ACTUAL          ACTUAL
                                                  --------------   -------------
 ASSETS

    CASH                                                  56              35

    RECEIVABLES, Net                                     499             487

    INVENTORIES                                          409             422

    OTHER CURRENT ASSETS                                 163             165

    TOTAL CURRENT ASSETS                               1,127           1,109

    INVESTMENTS AND OTHER ASSETS                         778             772

    PLANT, PROPERTY, AND EQUIPMENT, NET                  964           1,005
                                                      ------          ------
    TOTAL ASSETS                                      $2,869          $2,886
                                                      ======          ======


LIABILITIES AND SHAREOWNERS' EQUITY

    SHORT-TERM DEBT                                      188              92

    ACCOUNTS PAYABLE                                     465             464

    OTHER CURRENT LIABILITIES                            187             202

    ACCRUED TAXES                                         17              16

    ACCRUED INTEREST                                      47              35

    LONG-TERM DEBT                                     1,409           1,435

    DEFERRED INCOME TAXES                                136             144

    DEFERRED CREDITS AND OTHER LIABILITIES               158             154

    MINORITY INTEREST                                     15              14

    TOTAL SHAREHOLDERS' EQUITY                           247             330
                                                      ------          ------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $2,869          $2,886
                                                      ======          ======

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                             STATEMENT OF CASH FLOWS
                                   (Millions)

                                                                                          THREE MONTHS ENDED
                                                                                              MARCH 31,
                                                                                       ------------------------
                                                                                         2001            2000
                                                                                       --------         -------
Operating activities:
  Income (loss) from continuing operations                                             $    (31)        $     1
  Adjustments to reconcile income (loss) from continuing
   operations to net cash provided (used) by
   operating activities -
    Depreciation and amortization                                                            37              39
    Deferred income taxes                                                                   (18)              -
    (Gain)/loss on sale of businesses and assets, net                                         2               -
    Changes in components of working capital -
      (Inc.)/dec. in receivables                                                            (35)            (71)
      (Inc.)/dec. in inventories                                                             (4)            (13)
      (Inc.)/dec. in prepayments and other current assets                                    (5)             (4)
      Inc./(dec.) in payables                                                                16              50
      Inc./(dec.) in taxes accrued                                                            -             (11)
      Inc./(dec.) in interest accrued                                                        13              17
      Inc./(dec.) in other current liabilities                                               (6)            (13)
    Other                                                                                     2               1
                                                                                       --------         -------
Net cash provided (used) by operating activities                                            (29)             (4)

Investing activities:
  Net proceeds from sale of assets                                                            -               2
  Expenditures for plant, property & equipment                                              (25)            (34)
  Acquisition of businesses                                                                   -               -
  Investments and other                                                                      (5)             (4)
                                                                                       --------         -------
Net cash provided (used) by investing activities                                            (30)            (36)
                                                                                       --------         -------

Net Cash provided (used) before financing activities - continuing operations                (59)            (40)

Financing activities:
  Issuance of common and treasury shares                                                      3               -
  Proceeds from subsidiary equity issuance                                                    -               -
  Purchase of common stock                                                                    -               -
  Issuance of equity securities by a subsidiaries                                             -               -
  Issuance of long-term debt                                                                  -               -
  Retirement of long-term debt                                                               (5)              -
  Net inc./(dec.) in short-term debt excluding current
   maturities on long-term debt                                                              78              13
  Dividends (common)                                                                          -              (2)
  Other                                                                                       -
                                                                                       --------         -------
Net cash provided (used) by financing activities                                             76              11
                                                                                       --------         -------

Effect of foreign exchange rate changes on cash and
 temporary cash investments                                                                   4              (2)
                                                                                       --------         -------

Inc./(dec.) in cash and temporary cash investments                                           21             (31)
Cash and temporary cash investments, January 1                                               35              84
                                                                                       --------         -------
Cash and temporary cash investments, March 31                                          $     56         $    53
                                                                                       ========         =======

Cash paid during the period for interest                                               $     34         $    29
Cash paid during the period for income taxes                                           $      8         $    15